UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) September 9, 2026
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Matador Resources Company
(Exact name of registrant as specified in its charter)
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Texas	001-35410	27-4662601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 LBJ Freeway,	Suite 1500	75240
Dallas,	Texas
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (972) 371-5200
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MTDR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 9, 2026, Van H. Singleton, II retired as Co-President – Land, Acquisitions and Divestitures and Planning of Matador Resources Company (the “Company”) and transitioned to a role as Special Advisor to the Company’s Board of Directors (the “Board”) and Executive Committee. The Company thanks Mr. Singleton for his contributions to the Company and his friendship during his many years of service at the Company and looks forward to continuing to work with him in this new capacity.

Mr. Singleton’s role as Co-President of the Company will be assumed by Bryan A. Erman, who has served as Co-President, Chief Legal Officer and Head of M&A of the Company since June 2025. Jonathan J. Filbert, who has served as Executive Vice President – Land of the Company since October 2023, will assume Mr. Singleton’s responsibilities regarding the Company’s land and acquisition and divestiture efforts.

In connection with his transition to a Special Advisor role, on September 9, 2026, Mr. Singleton entered into an Advisor Agreement (the “Advisor Agreement”) with a subsidiary of the Company. Mr. Singleton will report to the Chairman of the Board or the Chief Executive Officer of the Company or other Company personnel designated by the Chairman of the Board or Chief Executive Officer. The services to be performed by Mr. Singleton are outlined in the Advisor Agreement and include services relating to the business development, acquisitions and divestitures and strategy of the Company. The Advisor Agreement provides for an annual fee of $450,000 paid ratably on a monthly basis and confirms the continued vesting during the consulting term of Mr. Singleton’s outstanding equity awards granted under the Company’s long-term incentive plans. The Advisor Agreement also includes confidentiality, non-competition and non-solicitation covenants. The term of the Advisor Agreement will continue until terminated by either party. The foregoing description of the Advisor Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Advisor Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Advisor Agreement between MRC Energy Company and Van H. Singleton, II, effective September 9, 2026.
104	Cover Page Interactive Data File, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATADOR RESOURCES COMPANY

Date: September 10, 2026	By:	/s/ Bryan A. Erman
	Name:	Bryan A. Erman
	Title:	President